Exhibit 10.2

TDS TELECOM
2004 EXECUTIVE TEAM PERFORMANCE AWARD PROGRAM

Purpose

The annual Executive Team Performance Award Program is designed to provide a cash bonus opportunity to eligible Officers to reward them for contributions to the Company’s success by giving them a stake in its performance.  In order to be successful, we all must strive for a high level of personal, and most importantly, team effectiveness.   How is success measured?  Each year, very challenging goals and targets are identified.  Accomplishing, or surpassing, these goals take a great amount of focus and hard work from all of us.  The goals and targets that are set align closely with our focus on Delighting Customers, Innovating & Improving, and Growing Rapidly.

Eligibility

All Officers of TDS Telecom, TDS Metrocom, and USLink will participate in this plan.  Officers must receive a “Successful” or above on their 2004 performance assessment in order to receive a bonus for 2004.

How the Program Works

The Program runs on a calendar year basis, January through December.  Before the year begins, TDS Corporate and TDS Telecom Senior Management identify key areas in which we measure our performance as a company for the coming year.  These become our company-wide (Level 1) Key Performance Measures (KPMs).  For example, Return on Capital is a key area in which we measure our performance.  For each measure (like Return on Capital), a specific target is also established.  Similarly, each Business Unit establishes its own set of KPMs (called Level 2 KPMs) and sets a target for each measure.  Bonuses for some Officers are based on Level 1 and Level 2 KPMs while others are based on Level 1 KPMs only.  Results are measured throughout the year and can be viewed on StarNet.  Level 1 KPMs may be found as Attachment 1 to this document.

At the end of the year, actual performance for each measure is evaluated against the pre-determined targets and KPM points are calculated.  These points translate into bonus award opportunities for participants.

Bonus Amounts

The amount of bonus dollars Officers receive depends upon results of the Level 1 and/or Level 2 KPMs relative to the pre-determined targets.  Table 1 below details the degree to which Level 1 and Level 2 KPM results, as well as individual performance, will impact each officer’s bonus for 2004.  Note that the targeted bonus amount also varies by officer category.  Additionally, Table 2 shows the total individual points for each level of performance.

Table 1.

Bonus Amounts for 2004 - Officers

		Measurement Weightings

Officer Group	Target Bonus %	Level 1	Level 2	Individual

President-CSSG	40%	35%	45%	20%
All other non-sales CSSG Vice Presidents	35%	24%	56%	20%
President-CLEC Operations	45%	35%	45%	20%
All other non-sales CLEC Vice Presidents	40%	24%	56%	20%
Sales VPs - CLEC & ILEC[1]	20%	24%	56%	20%
Executive Vice President-Staff Ops & CFO	40%	80%		20%
Senior VP-HRA, Senior VP-GRA	35%	80%		20%
All other Support Vice Presidents[2]	35%	80%		20%

Table 2.

Performance Rating	Applicable Points

Exceptional	1400
Successful/Exceptional	1200
Successful	1000

Bonus Calculation The bonus is calculated as follows:

Total Weighted KPM Points / 1000 * Target Bonus % * Annual Salary

In order to arrive at Total Weighted KPM Points, the actual point results for Level 1 and Level 2 KPMs, as well as individual performance, are multiplied by their appropriate weighting.  These are then added together for a total.

Pro-Rated Calculations

Bonus calculations will be pro-rated for the following individuals:

  New Officers hired during 2004 will be prorated based on the number of months employed.
  Promoted Officers will receive the officer bonus for the number of months as an officer in 2004.
  Officers leaving the company prior to the payout, except for retirement purposes, will not be eligible for a bonus for 2004.

Timing of Bonus Payments

Any bonus amounts earned will be paid out as soon as administratively possible following approval by TDS Corporate, usually around April 15th.  Bonuses are paid through Payroll via the same direct deposit process as regular paychecks and are subject to all applicable payroll tax withholdings and 401(k) deductions.

Bonus Calculation Example

Example assuming the following inputs:

Position:	CSSG Vice President
Annual Salary:	$ 150,000
Performance Rating:	Successful/Exceptional (1200 points)
Level 1 KPM Results:	1050
Level 2 KPM Results:	1100
Target Bonus %:	35%

1.	Calculate the Total Weighted KPM Points:

KPM	Actual Pts.		Weighting		Weighted
Level 1	1050	x	24%	=	252
Level 2	1100	x	56%	=	616
Individual Perf.	1200	x	20%	=	240
Total Weighted KPM Points					1108
2.	Calculate the Bonus:

(Total Weighted KPM Points / 1000 * Target Bonus %) * Annual Salary

(1108 / 1000 * 35%) * $150,000

38.78% * $150,000 = $58,170

The Company reserves the right to amend or discontinue this Plan at its discretion at any time.
[1] Sales VPs have a Sales Commission Plan in addition to the Team Bonus Program. [2] Support Business Units include NS, IS, Finance, HRA, GRA, and EA.